EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to all references to our Firm included or incorporated by reference in the Registration Statement on Form S-4 (the “Registration Statement”) of Stone Energy Corporation (the “Company”) relating to the Company’s exchange offer for its 6¾% Senior Subordinated Notes due 2014.

CAWLEY, GILLESPIE & ASSOCIATES, INC. Petroleum Consultants
/s/ Kenneth J. Mueller
Kenneth J. Mueller, P.E.
Vice President

Fort Worth, Texas
January 31, 2005